Exhibit 10.6

PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT, dated as of October 26, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Innovative International Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co., a New York general partnership (the “Purchaser”).

WHEREAS, the Company is a blank check formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”);

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), with each unit (each, a “Unit”) consisting of one Class A ordinary share of the Company, par value $0.0001 per ordinary share (each, a “Share”), and one-half of one redeemable warrant, with each whole warrant, (each, a “Warrant”) entitling the holder to purchase one Share at an exercise price of $11.50 per Share; and

WHEREAS, the Purchaser has agreed to purchase, at a price of $10.00 per Share, an aggregate of 70,000 Shares (the “Private Placement Shares”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

1.	Authorization, Purchase and Sale; Terms of the Private Placement Shares.

(a)	Authorization of the Private Placement Shares. The Company has duly authorized the issuance and sale of the Private Placement Shares to the Purchaser.

(b)	Purchase and Sale of the Private Placement Shares. Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 70,000 Private Placement Shares at a price of $10.00 per Share for an aggregate purchase price of $700,000 (the “Purchase Price”). Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the trust account (the “Trust Account”) maintained by American Stock Transfer & Trust Company, LLC, acting as trustee, on the Closing Date. On the Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Shares purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(c)	Terms of the Private Placement Shares. The Private Placement Shares shall have terms identical to those of the public shares issued in the Public Offering (except as otherwise described in registration statement relating to the public offering (the “Registration Statement”) and the prospectus relating thereto). At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Shares. Pursuant to the Registration Rights Agreement, the Purchaser may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the Registration Statement and may not exercise its demand rights on more than one occasion.

2.	Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Shares, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

(a)	Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(b)	Authorization; No Breach.

(i)	The execution, delivery and performance of this Agreement and the issuance of the Private Placement Shares have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

(ii)	The execution and delivery by the Company of this Agreement, the issuance and sale of the Private Placement Shares and compliance with, the respective terms hereof by the Company, do not and will not as of the Closing Date: (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (D) result in a violation of, or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

(iii)	Title to Securities. Upon issuance in accordance with and payment pursuant to the terms hereof, the terms of the Warrant Agreement to be entered into by the Company and a warrant agent on the Closing date in connection with the Public Offering and filed as an exhibit to the Registration Statement and the memorandum and articles of association of the Company, and upon registration in the register of members of the Company, the Private Placement Shares will be duly and validly issued as fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have good title to the Private Placement Shares, free and clear of all liens, claims and encumbrances of any kind, other than (A) transfer restrictions hereunder and under the other agreements contemplated hereby, (B) transfer restrictions under federal and state securities laws, and (C) liens, claims or encumbrances imposed due to the actions of the Purchaser.

(c)	Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

(d)	Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e)	Additional Representations and Warranties. The representations and warranties of the Company set forth in the Underwriting Agreement, dated as of the date hereof, by and between the Company and the Subscriber, as representative of the underwriters named therein (the “Underwriting Agreement”) are hereby incorporated herein.

3.	Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

(a)	Organization and Requisite Authority. The Purchaser is a limited liability company duly formed, validly existing, and in good standing under the laws of its state of incorporation or formation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Purchaser. The Purchaser possesses all requisite limited liability company power and authority necessary to carry out the transactions contemplated by this Agreement.

(b)	Authorization; No Breach.

(i)	This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)	The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

(c)	Investment Representations.

(i)	The Purchaser is acquiring the Private Placement Shares, for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)	The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D promulgated under the Securities Act.

(iii)	The Purchaser understands that the Private Placement Shares are being offered and will be sold to the Purchaser in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Private Placement Shares.

(iv)	The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act.

(v)	The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Private Placement Shares which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Private Placement Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Private Placement Shares.

(vi)	The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Shares or the fairness or suitability of the investment in the Private Placement Shares by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Shares.

(vii)

The Purchaser understands that: (A) the offer and sale of the Private Placement Shares has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) the offer and sale of the Private Placement Shares is subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (B) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the offer and sale of the Private Placement Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Private Placement Shares will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if securities are issued in book entry form) relating to the foregoing. The Purchaser further understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Private Placement Shares until the 1-year anniversary following consummation of a Business Combination despite technical compliance with the requirements of Rule 144.

(viii)	The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Private Placement Shares and is able to bear the economic risk of an investment in the Private Placement Shares in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Private Placement Shares. The Purchaser can afford a complete loss of its investment in the Private Placement Shares.

4.	Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Shares are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

(a)	Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

(b)	Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

(c)	No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)	Registration Rights Agreement. The Company shall have entered into a registration rights agreement on terms satisfactory to the Purchaser.

(e)	Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Shares.

(f)	Underwriting Agreement. The obligation of the Purchaser to purchase and pay for the Private Placement Shares as provided herein shall be subject to the satisfaction of the conditions set forth in Section 5 of the Underwriting Agreement.

5.	Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

(a)	Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

(b)	Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

(c)

No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)	Registration Rights Agreement. The Company shall have entered into a registration rights agreement on terms satisfactory to the Company.

6.	Waiver of Liquidation Distributions. In connection with the Private Placement Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Private Placement Shares whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of ordinary shares sold in the Public Offering upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event the Purchaser purchases ordinary shares of the Company in the Public Offering or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such ordinary shares upon the same terms offered to all other purchasers of ordinary shares in the Public Offering in the event the Company fails to consummate the Business Combination. Nothing herein shall preclude the Purchaser from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account or seeking to enforce the terms of the Underwriting Agreement.

7.	Termination. This Agreement may be terminated at any time after December 31, 2021, upon the election by either the Company or the Purchaser solely as to itself upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

8.	Lock-Up Period.

(a)	Transfer Restrictions. The Purchaser agrees that it shall not Transfer any Private Placement Shares until 30 days following the consummation of the Business Combination (or earlier in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property); provided, however, that Transfers of Private Placement Shares are permitted (a) to the Company’s, or Innovative International Sponsor I LLC’s, officers or directors or any affiliate, officer or director of the Purchaser or to any member(s) or partner(s) of the Purchaser or any of its affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediately family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relation order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the Private Placement Shares were originally purchased; (f) in the event of the Company’s or the Purchaser’s liquidation prior to the completion of the Business Combination; or (g) by virtue of the laws of the country state of incorporation or formation of the Purchaser or the Purchaser’s operating agreement upon dissolution of the Purchaser; provided, however, that in the case of clauses (a) through (e) and (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

(b)	Transfer Defined. For purposes of Section 8, the term “Transfer” shall mean (a) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, the Private Placement Shares, (b) entry into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of any of the Private Placement Shares, whether any such transaction is to be settled by delivery of such Private Placement Shares, in cash or otherwise, or (c) public announcement of any intention to effect any transactions specified in clause (a) or (b).

(c)	FINRA Matters. In addition to the transfer restrictions described in Section 8(a), the Purchaser acknowledges and agrees that the Private Placement Shares and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”). Therefore, pursuant to FINRA Rule 5110(e)(1), the Private Placement Shares may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person during the 180 day period following the commencement of sales of the offering except to any underwriter or selected dealer participating in the Public Offering and the officers or partners, registered persons or affiliates of the undersigned and of any such participating underwriter or selected dealer participating in the Public Offering.

9.	Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

10.	Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

11.	Miscellaneous.

	(a)	Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

	(b)	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

	(c)	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

	(d)	Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

	(e)	Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

	(f)	Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:	/s/ Mohan Ananda
	Name:	Mohan Ananda
	Title:	Chief Executive Officer

PURCHASER:
CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
	Name:	Sage Kelly
Title:

[Signature Page to Private Placement Shares Purchase Agreement]